                              STANDSTILL AGREEMENT


                                    between



                      GOVERNMENT TECHNOLOGY SERVICES, INC.

                                      and

                                   BTG, INC.




                         Dated as of February 12, 1998

                              STANDSTILL AGREEMENT


                 THIS STANDSTILL AGREEMENT (this "Agreement"), dated as of February 12, 1998, is entered into between Government Technology Services, Inc., a Delaware corporation ("GTSI"), and BTG, Inc., a Virginia corporation ("BTG").

                              W I T N E S S E T H:

                 WHEREAS, GTSI and BTG are parties to an Asset Purchase Agreement dated as of February 12, 1998 (the "Purchase Agreement"), pursuant to which GTSI has acquired from BTG substantially all of the assets of BTG, subject to specified exceptions, used or held for use in the Division;

                 WHEREAS, pursuant to the Purchase Agreement, BTG will receive at Closing shares ("Shares") of GTSI's Series C 8% Cumulative Redeemable Convertible Preferred Stock, par value $.25 per share ("Preferred Stock"), which are automatically convertible to into GTSI common stock, par value $.005 per share ("Common Stock") upon Stockholder Approval as provided in the Series C Certificate of Designations; and

                 WHEREAS, GTSI and BTG desire to make certain representations, warranties and agreements in connection with such acquisition of Shares;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


                 SECTION 1.01 For purposes of this Agreement, the following terms shall have the following meanings. Terms used but not defined herein shall have the same meanings as in the Purchase Agreement.

         "13D Group" shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement with the SEC on Schedule 13D as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group shall have Beneficial Ownership representing more than 5% of the total combined voting power of all Voting Securities then outstanding.

         "Beneficial Ownership" shall mean ownership of Voting Securities by a Person, whether the interest in Voting Securities is held directly or indirectly (including by nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. Notwithstanding anything herein to the contrary, Beneficial Ownership shall not include any Voting Securities acquired by Edward H. Bersoff from GTSI in his capacity as a director of GTSI. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "BTG Board" shall mean the board of directors of BTG.

         "BTG Designee" shall have the meaning set forth in Section 4.01(a).

         "BTG Group" shall have the meaning set forth in Section 2.01.

         "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

         "Call Option" shall have the meaning set forth in Section 3.01(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall have the meaning set forth in the Recitals to this Agreement.

         "Continuing Directors" shall refer to all persons serving as members of the BTG Board as of the date hereof, together with all other persons whose election to such Board shall subsequently be either effected by, or recommended to, the stockholders of BTG by at least two-thirds of the Continuing Directors then in office.

         "Conversion Proposal" shall have the meaning set forth in Section 2.01(c).

         "Dividend Shares" shall have the meaning set forth in Section 3.02(a).

         "GTSI Board" shall mean the board of directors of GTSI.

         "Independent" means any person who is not (a) a director, officer or employee of, or otherwise paid any compensation or remuneration by, any member of the BTG Group or (b) an officer or employee of, or otherwise paid any compensation or remuneration (other than directors' fees) by, GTSI.

         "Joint Designee" shall have the meaning set forth in Section 4.01(a).

         "Market Price" for any Voting Securities as of any date shall refer to the average of the closing per share prices of Common Stock on the Nasdaq National Market (or any national market on which the Common Stock may then be traded) for the 10 consecutive trading days prior to such date.

         "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

         "Preferred Stock" shall have the meaning set forth in the Recitals to this Agreement.

         "Purchase Agreement" shall have the meaning set forth in the Recitals to this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shares" shall have the meaning set forth in the Recitals to this Agreement.

         "Stockholder Approval" shall mean the approval of the Conversion Proposal by the holders of a majority of the outstanding Common Stock entitled to vote thereon at an annual or special meeting of the holders of Common Stock called for the purpose of, among other things, considering and taking action upon a resolution to approve the Conversion Proposal.

         "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or constructive ownership, or any agreement to take any such actions or cause any such events, of Voting Securities or the right to vote or receive dividends on Voting Securities, including (a) a change in the capital structure of GTSI, (b) a change in the relationship between two or more Persons which causes a change in ownership of Voting Securities by application of Section 544 of the Code, as modified by Section 856(h), (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Voting Securities, (d) any disposition of any securities or rights convertible into or exchangeable for Voting Securities or any interest in Voting Securities or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or constructive ownership of Voting Securities; in each case, whether voluntary or involuntary, whether owned of record, constructively owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         "Voting Securities" shall mean the outstanding securities of GTSI entitled to vote generally for the election of directors, including the Common Stock, or securities convertible into, or entitling the holder thereof to acquire, such voting securities. "Voting Securities" shall not include the Preferred Stock.

                                   ARTICLE II

                         CERTAIN RIGHTS, COVENANTS AND
                               AGREEMENTS OF BTG

                  SECTION 2.01. Restrictions on Certain Actions by BTG. BTG agrees that for so long as this Agreement shall remain in effect it shall not, nor shall it permit any of its affiliates (as such term is defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) (BTG, together with such affiliates, the "BTG Group"), directly or indirectly, without the prior written consent of GTSI duly authorized by a majority of the members of the GTSI Board, to:

            a.   acquire, directly or indirectly, by purchase or otherwise,

                 i. if the BTG Group Benefically Owns any Preferred Stock and subject to Section 3.02 hereof, and other than pursuant to conversion to Common Stock as a result of Stockholder Approval, any Beneficial Ownership, except by way of stock dividends or other distributions or offerings made available by GTSI to holders of Voting Securities generally, if after such acquisition the members of the BTG Group would Beneficially Own in the aggregate 5% or more of the total combined voting power of the Voting Securities outstanding immediately following any such acquisition; provided that no Voting Securities may be acquired by any member of the BTG Group prior to the earlier of (x) the date of the first stockholders' meeting at which a vote is taken with respect to the Conversion Proposal and (y) January 1, 1999; or

                 ii. if the Preferred Stock has been converted to Common Stock as a result of Stockholder Approval, any Beneficial Ownership, except by way of stock dividends or other distributions or offerings made available by GTSI to holders of Voting Securities generally, if after such acquisition the members of the BTG Group would Beneficially Own in the aggregate more than 30.8% of the total combined voting power of the Voting Securities outstanding immediately following any such acquisition;

            b. deposit any Voting Securities in a voting trust or subject them to any arrangement or agreement with respect to the voting thereof;

            c. "solicit" proxies with respect to Voting Securities under any circumstance or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A of the

                 General Rules and Regulations promulgated under the Exchange
                 Act) in opposition to the recommendation of a majority of the directors of GTSI with respect to any matter; provided that if Stockholder Approval has not been obtained by the earlier of the second stockholders' meeting after the issuance of the Preferred Stock or January 1, 2000, nothing in this Agreement shall prohibit the BTG Group from soliciting proxies or becoming a participant in a solicitation for the sole purpose of proposing and voting in favor of a proposal (the "Conversion Proposal") to require the conversion of Preferred Stock into Common Stock in accordance with the terms of the Preferred Stock and to amend GTSI's certificate of incorporation to increase the number of authorized shares of Common Stock to facilitate such conversion; provided further that nothing in this Agreement shall prohibit the BTG Group from soliciting proxies or becoming a participant in a solicitation in opposition to any proposal by the GTSI Board which, if adopted, would adversely affect (i) the rights of the holders of Preferred Stock, if then Beneficially Owned by any member of the BTG Group, or (ii) the rights of the BTG Group under Article IV hereof;

         d. except with respect to the Conversion Proposal, initiate, propose or otherwise solicit stockholders of GTSI for the approval of one or more stockholder proposals relating to GTSI at any time, or induce or attempt to induce any other Person to initiate any stockholder proposal with respect to GTSI;

         e. join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case, other than solely with members of the BTG Group); or

         f. make any proposal to the GTSI Board or otherwise with respect to the acquisition of any Beneficial Ownership by any member of the BTG Group or with respect to a merger or consolidation with, or a sale of a substantial portion of GTSI's assets to, any member of the BTG Group, if such proposal would be of a kind such that public disclosure thereof might reasonably be required under applicable law (each such proposal, an "Acquisition Proposal").

                 SECTION 2.02. Restrictions on Transfers of Common Stock. BTG agrees that, for so long as this Agreement shall remain in effect, it shall not, nor shall it permit any member of the BTG Group to, directly or indirectly, without the prior written consent of GTSI duly authorized by a majority of the members of the GTSI Board, transfer any Voting Securities, other than:

         a. to a wholly owned subsidiary of BTG, or by any such Person to BTG;

         b. pursuant to Rule 144 ("Rule 144") of the General Rules and Regulations promulgated under the Securities Act (without giving effect to subsection (k) of Rule 144);

         c. pursuant to any tender or exchange offer that shall have been recommended to the stockholders of GTSI by the GTSI Board;

         d. pursuant to any bona fide public offering of Voting Securities (including any sale made pursuant to Rule 144), provided that, in cases other than public offerings of Voting Securities underwritten by one or more underwriters selected by GTSI, no sales of Voting Securities shall be made to any Person or related group of Persons (other than the aforementioned underwriter or underwriters) who is known by any member of the BTG Group to be acquiring in such public offering more than 2% of the total combined voting power of all Voting Securities then outstanding; or

         e. as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, or the foreclosure of any lien or encumbrance which may be placed upon any Voting Securities (whether voluntarily or involuntarily).

                 With respect to permitted Transfers of Voting Securities by BTG pursuant to paragraphs (a) or (e) above, any buyer or transferee of such Voting Securities shall as a precondition to the consummation of the proposed Transfer be required to execute in writing an agreement to be bound by the terms hereof, which agreement to be bound shall be in form and substance reasonably satisfactory to GTSI. The pledge of Voting Securities to NationsBank, N.A., as agent, pursuant to the terms of the Amended and Restated Stock Security Agreement dated as of October 31, 1997, as modified by the First Modification to Amended and Restated Stock Security Agreement dated as of the date hereof (the "First Modification"), by and between NationsBank, N.A., as agent, and BTG, attached hereto as Exhibit A, is hereby acknowledged and agreed.

                 SECTION 2.03 Procedures Regarding Beneficial Ownership Limitations.

         a. GTSI shall not knowingly give effect on GTSI's books to any purported acquisition, directly or indirectly, by purchase or otherwise, of any Beneficial Ownership, except by way of stock dividends or other distributions or offerings made available by GTSI to holders of Voting Securities generally, if such acquisition is prohibited by Section 2.01(a) and if GTSI has actual knowledge thereof.

         b. GTSI shall give its transfer agent stop-transfer instructions with respect to any proposed acquisition, directly or indirectly, by purchase or otherwise, of any Beneficial Ownership, except by way of stock dividends or other distributions or offerings made available by GTSI to holders of Voting Securities generally, if such acquisition is prohibited by Section 2.01(a) and if GTSI has actual knowledge thereof.

                                  ARTICLE III

                           CERTAIN RIGHTS, COVENANTS
                                 AND AGREEMENTS

                 SECTION 3.01.   GTSI Call Option.

         a. After the date the Preferred Stock is converted to Common Stock as a result of Stockholder Approval, GTSI shall have the option (the "Call Option") to repurchase all, but not less than all, of the Voting Securities Beneficially Owned by the BTG Group if any of the following shall occur:

                 i. the Continuing Directors shall fail to constitute a majority of the BTG Board;

                 ii. no member of any slate of directors recommended by the BTG Board standing at any election of a class of directors shall be elected to the BTG Board by the stockholders of BTG in such election; or

                 iii. the BTG Board shall approve, or BTG shall execute, a definitive agreement providing for a merger or consolidation of BTG, a sale of all or substantially all of BTG's assets or any similar transaction, other than (A) a transaction pursuant to which more than 50% of the voting securities of the surviving corporation shall be owned by former stockholders of BTG, or (B) a transaction where, immediately following such transaction, the Continuing Directors immediately prior to the transaction shall constitute at least a majority of the board of directors of the surviving corporation.

         b. If GTSI shall elect to exercise the Call Option to purchase Voting Securities, such Call Option shall be exercised within 30 days following the occurrence of any of the triggering events described in paragraphs
(i)-(iii) of subsection (a) above and shall be settled (except as provided below) within 10 days following exercise thereof by payment of an amount equal to the product of the number of shares of Common Stock or units of Voting Securities so to be repurchased multiplied by a price per share equal to the Market Price of such securities on such settlement date; provided, however, that GTSI shall have the right, in lieu of promptly settling the exercise of the Call Option, to direct BTG, which shall direct the other members of the BTG Group if any Voting Securities shall be held by such other members at such time, to sell the Voting Securities covered thereby in transactions in the open market. BTG shall thereupon sell, and shall cause all other members of the BTG Group to sell, such securities in such transactions as soon thereafter as reasonably practicable. If the members of the BTG Group shall be unable to sell all of such Voting Securities within 12 months following the date on which GTSI shall notify BTG of GTSI's election to require the BTG Group to satisfy the Call Option by means of open market sales, GTSI shall be obligated to either (A) purchase the remaining Voting Securities at the Market Price for such securities at the time such purchase shall be effected, or (B) rescind its exercise of the Call Option. If GTSI shall elect to purchase Voting Securities pursuant to clause (A) in the preceding sentence, settlement thereof shall be made by GTSI within 10 days following notification to the BTG Group of such election. Notwithstanding anything to the contrary herein, neither BTG nor any member of the BTG Group shall have any obligation hereunder to Transfer any Voting Securities to the extent that such Transfer would be in violation of any applicable law, rule or regulation.

                 SECTION 3.02 Obligation of BTG to Dispose of Securities in Certain Circumstances.

         a. If, upon or after the conversion of the Preferred Stock into Common Stock as a result of Stockholder Approval, the aggregate percentage ownership of the BTG Group of the total combined voting power of the outstanding Voting Securities (excluding from such calculation any Common Stock issued to BTG upon conversion of the Preferred Stock which is attributable to any accrued dividend on such Preferred Stock (the "Dividend Shares")) shall at any time increase for any reason to more than 30.8% of such total combined voting power, BTG shall upon the written request of GTSI dispose of, or cause the disposal of, such excess by promptly selling in open market transactions a sufficient number of Voting Securities such that after such sales the BTG Group shall beneficially own in the aggregate (excluding from such calculation the Dividend Shares) not more than 30.8% of the total combined voting power of the then- outstanding Voting Securities.

         b. If BTG shall be required to dispose of, or cause the disposal of, Voting Securities pursuant to subsection (a) above, but shall for any reason fail to complete such disposal process within one year from the date on which such disposal requirement shall have been triggered, GTSI shall have the right to repurchase a sufficient number of shares of Common Stock from the BTG Group to reduce the BTG Group's aggregate ownership interest to such required level; provided that the price paid by GTSI for such Common Stock shall be the Market Price of such Common Stock on the date such repurchase is consummated.

         c. The parties hereto acknowledge that, unless waived by GTSI, the resale restrictions provided for in Section 2.02 shall apply to any sales of Voting Securities which the BTG Group may be obligated to make pursuant to this Section 3.02.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

                 SECTION 4.01     BTG Designee; Joint Designee.

         a. After the date the Preferred Stock has been converted to Common Stock as a result of Stockholder Approval and until such time as the BTG Group Beneficially Owns in the aggregate less than 15% of GTSI's issued and outstanding Voting Securities, (i) the BTG Group shall be entitled to designate one person in its sole discretion for nomination to the holders of Common Stock for election to the GTSI Board (the "BTG Designee"), (ii) the BTG Group shall be entitled to designate one additional person for nomination to the holders of Common Stock for election to the GTSI Board (the "Joint Designee"), who shall be an Independent person approved by the GTSI Board in its sole discretion as set forth in Section 4.01(b), and (iii) GTSI agrees to nominate and recommend for approval such BTG Designee and such Joint Designee at each annual meeting of holders of Common Stock for the purpose of electing directors to the GTSI Board. The BTG Designee and the Joint Designee shall be nominated for election to the GTSI Board annually at the time of each annual meeting of stockholders for a term of office to expire at the first succeeding annual meeting of stockholders after such election and until such director's successor is duly elected and has qualified or until his earlier resignation or removal.

         b. With respect to designating the Joint Designee, the BTG Group shall give written notice to the Secretary of GTSI of the identity of the person nominated by the BTG Group. Such written notice shall be executed, manually, or by photocopy or facsimile, by an authorized officer of BTG on behalf of the BTG Group and, with respect to the nomination and election of succeeding Joint Designees, shall be timely if received at the Corporation's principal executive office not fewer than 90 days nor more than 120 days before the meeting of stockholders at which such director is to be elected. The person so nominated shall be Independent. Upon receipt of such written notice, the GTSI Board shall have 17 Business Days in which to approve or disapprove such nominee. If the GTSI Board approves such nominee, such nominee shall be the Joint Designee and GTSI shall nominate such Joint Designee at the next annual meeting of holders of Common Stock for the purpose of electing directors to the GTSI Board. If the GTSI Board disapproves such nominee, the Secretary of GTSI shall immediately give written notice thereof to BTG on behalf of the BTG Group. If such a written notice from the Secretary has not been received by BTG 17 Business Days after the receipt by GTSI of such written notice of nomination, the GTSI Board shall be conclusively deemed to have approved such nominee to be the Joint Designee and GTSI shall nominate such Joint Designee at the next annual meeting of holders of Common Stock for the purpose of electing directors to the GTSI Board. If such written notice from the Secretary has been so received within such 17 Business Days, the BTG Group may nominate another Independent person by written notice to the Secretary, subject to the same approval process as herein above provided. Such process of nomination and approval or disapproval shall continue until an Independent person is nominated who is approved or deemed to be approved by the GTSI Board. No nominations for such Joint Designee shall be made or received other than as described in this
Section 4.01(b). Any election of such Joint Designee to the GTSI Board shall be by the holders of Common Stock.

         c. A vacancy of the BTG Designee position on the GTSI Board shall be filled by the GTSI Board, after written designation by the BTG Group. A vacancy of the Joint Designee position on the GTSI Board shall be filled by the GTSI Board, following nomination by the BTG Group, pursuant to the procedure described in Section 4.01(b). Directors chosen pursuant to any of the foregoing provisions shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and have qualified or until their earlier resignation or removal. At such time as the BTG Group Beneficially Owns in the aggregate less than 15% of GTSI's issued and outstanding Voting Securities, the BTG Designee shall be deemed to have resigned immediately as of such date.

                  SECTION 4.02 Limitation on BTG Nominees. Without the prior written consent of GTSI, duly authorized by a majority of its directors other than any directors who are BTG nominees pursuant to the terms of the Series C Certificate of Designation and Section 4.01 hereof, neither BTG nor any member of the BTG Group shall have in the aggregate more than two nominees on the GTSI Board. In connection with the election of directors to the GTSI Board, the BTG Group agrees to vote its Voting Securities in favor of any GTSI nominee to the GTSI Board who (i) is a member of the GTSI Board as of the date of this Agreement or (ii) becomes a member of the GTSI Board after the date of this Agreement in an election in which the BTG Group voted its Voting Securities in his or her favor, in either case in at least the same proportion as the percentage of other Voting Securities cast for the election of such nominee.

                                   ARTICLE V

                                 MISCELLANEOUS

                  SECTION 5.01 Term and Termination. This Agreement shall continue in effect until at least the sixth anniversary of the date of the Closing and thereafter for so long as the BTG Group Beneficially Owns (a) in the aggregate five percent or more of the total combined voting power of Voting Securities or (b) Preferred Stock, but in no event longer than the tenth anniversary of the date of the Closing.

                  SECTION 5.02 Further Assurances; Required Filings. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver to the other such additional documents and take such other action as the other may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby, including the preparation of any disclosure document that BTG may employ in connection with any permitted disposition of Voting Securities hereunder if the plan of distribution relating to such disposition shall reasonably require the preparation of such a document.

                  SECTION 5.03 Amendment and Waiver. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by GTSI and BTG which shall be authorized by all necessary corporate action of each party. Each party may waive any condition to the obligations of such party hereunder.

                  SECTION 5.04    Successors and Assigns.   This Agreement
shall be binding upon and shall inure to the benefit of and be enforceable by the successors of the parties hereto. Except as otherwise provided herein, this Agreement shall not be assignable.

                 SECTION 5.05 Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                          To GTSI:
                                           M. Dendy Young
                                           President and Chief Executive Officer
                                           Government Technology Services, Inc.
                                           4100 Lafayette Center Drive
                                           Chantilly, VA 20151-1200
                                           telecopier: (703) 222-5217

                          With a copy to:
                                           Gerald P. McCartin
                                           Arent Fox Kinter Plotkin & Kahn
                                           1050 Connecticut Avenue, N.W.
                                           Washington, DC 20036-5339
                                           telecopier: (202) 857-6395

                          To BTG:
                                           Edward H. Bersoff
                                           President and Chief Executive Officer
                                           BTG, Inc.
                                           3877 Fairfax Ridge Road
                                           Fairfax, Virginia 22030-7448
                                           telecopier: (703) 383-4000

                          With a copy to:
                                           David B. H. Martin
                                           Hogan & Hartson L.L.P.
                                           555 Thirteenth Street, N.W.
                                           Washington, DC 20004
                                           telecopier: (703) 637-5910

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                  SECTION 5.07    Interpretation of Agreement.    Any
reference in this Agreement to an Article or a Section is a reference to an article hereof or a section hereof, respectively, and to a subsection, a paragraph, or a clause is, unless otherwise stated, a reference to a subsection, a paragraph or a clause of the Section or subsection in which the reference appears. The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to. The captions and headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  SECTION 5.08    Severability.    If any term or provision of
this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invali dated.

                  SECTION 5.09    Entire Agreement.    This Agreement and
the Purchase Agreement contain the entire understanding of the parties with respect to the subject matter herein. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein and in the Purchase Agreement with respect to any matter. This Agreement, together with the Purchase Agreement, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                  SECTION 5.10 Exercise of Rights. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights or remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 5.11    Governing Law.   This Agreement shall be
governed by and interpreted in accordance with the internal laws of the Commonwealth of Virginia.

                  SECTION 5.12    Counterparts.    This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                        GOVERNMENT TECHNOLOGY SERVICES, INC.


                                        By:  /s/ STEPHEN L. WAECHTER
                                             ----------------------------------
                                             Name:  Stephen L. Waechter
                                             Title: Chief Financial Officer


                                        BTG, INC.


                                        By:  /s/ EDWARD H. BERSOFF
                                             ----------------------------------
                                             Name:  Edward H. Bersoff
                                             Title: President and Chief
                                                    Executive Officer